Exhibit 10.1

SECURITIES EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of June 15, 2026 (the “Effective Date”), by and between:

GREENLAND MINES LTD, a corporation incorporated under the laws of the State of Delaware, with its principal executive offices at 1300 South Boulevard, Suite D, Charlotte, North Carolina 28203, U.S.A. (“Greenland Mines”); and

ANORTECH INC., a corporation existing under the laws of the Province of British Columbia, with its head office at Suite 1500 – 701 West Georgia Street, Vancouver, British Columbia V7Y 1C6, Canada (“AnorTech” or the “Company”).

Greenland Mines and AnorTech are referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS:

A.	AnorTech is a reporting issuer whose common shares (the “Company Shares”) are listed on the TSX Venture Exchange (the “TSXV”) under the symbol “ANOR” and quoted on the OTCQB under the symbol “ANORF”;

B.	Greenland Mines’ common stock is listed on the Nasdaq Capital Market under the symbol “GRML” (the “GRML Shares”);

C.	Greenland Mines wishes to purchase, and AnorTech wishes to issue, that number of Company Shares representing 9.9% of the issued and outstanding Company Shares determined on a post-issuance basis (the “AnorTech Exchanged Shares”), in exchange for the issuance by Greenland Mines to AnorTech of the Greenland Mines Exchanged Shares (as defined below); and

D.	Greenland Mines further wishes to acquire from AnorTech an option, exercisable in its sole discretion, to acquire additional shares of AnorTech common stock upon the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article	1 — DEFINITIONS AND INTERPRETATION

1.1	Defined Terms. In addition to terms defined elsewhere in this Agreement, the following terms have the meanings set out below:

(a)	“Applicable Securities Laws” means, collectively, the securities laws of each applicable jurisdiction of Canada and the United States, and the rules, policies and instruments of the applicable securities regulatory authorities, including the policies of the TSXV and the rules of Nasdaq.

(b)	“Closing” means the completion of the issuance and exchange of the AnorTech Exchanged Shares and the Greenland Mines Exchanged Shares under Article 3.

(c)	“Exchange Act” has the meaning ascribed to such term in Section 6.3(e).

(d)	“Greenland Mines Exchanged Shares” means 12,400,000 newly issued shares Greenland Mines common stock, with such number subject to customary proportionate adjustment in the event of a stock split, stock dividend or reorganization.

(e)	“Lock-Up Agreements” means the lock-up agreements, in forms reasonably acceptable to the Parties, reflecting the AnorTech Exchanged Shares Lock-up and the Greenland Mines Share Lock-up, as applicable.

(f)	“Option” means the option granted to Greenland Mines under Section 4.1.

(g)	“Required Approvals” means the conditional acceptance of the TSXV and all other regulatory, exchange and corporate approvals required to complete the transactions contemplated by this Agreement.

(h)	“VWAP” means, in respect of the GRML Shares as at a specified date, the volume-weighted average trading price per GRML Share on the Nasdaq Capital Market for the ten (10) consecutive trading days ending on (and including) that date, expressed in U.S. dollars.

1.2	Currency. Unless otherwise specified, all references to “$” are to United States dollars. Where any amount is required to be converted from one currency to another for the purposes of this Agreement, such conversion shall be made using the five-day trailing average of the daily exchange rate for such currencies as published by the Bank of Canada, calculated as at the date on which the conversion is required to be made.

1.3	Headings. Headings are for convenience only and do not affect interpretation.

Article	2 — SHARE EXCHANGE

2.1	Exchange of Shares. Subject to the terms and conditions of this Agreement, at Closing AnorTech shall issue to Greenland Mines the AnorTech Exchanged Shares free and clear of all liens and encumbrances other than the resale restrictions set forth below, and Greenland Mines shall issue to AnorTech the Greenland Mines Exchanged Shares free and clear of all liens and encumbrances other than the resale restrictions set forth below.

2.2	Number of AnorTech Exchanged Shares. The number of AnorTech Exchanged Shares shall be 19,958,503 shares of AnorTech common stock, being approximately equal to 9.9% of the issued and outstanding shares of AnorTech common stock after Closing after taking into account the issuance of the AnorTech Exchanged Shares, calculated as: (total number of shares of AnorTech common stock issued and outstanding immediately before issuance × 0.099) ÷ 0.901.

2.3	No Fractional Shares. No fractional shares shall be issued; any fraction shall be rounded down to the nearest whole share.

2.4	Pre-Closing Covenant. AnorTech covenants and agrees that, from the Effective Date until the earlier of the Closing and the termination of this Agreement, it shall not issue any shares of AnorTech common stock without the prior written consent of Greenland Mines, such consent not to be unreasonably withheld or delayed; provided that no such consent shall be required for any shares of AnorTech common stock issued upon the exercise of stock options or warrants that are outstanding as at the Effective Date.

Article	3 — CLOSING

3.1	Closing. The Closing shall occur on the date that is the third (3rd) business day after satisfaction or waiver of the conditions in Article 7, or such other date as the Parties agree in writing (the “Closing Date”), by electronic exchange of documents.

3.2	AnorTech Deliveries. At Closing, AnorTech shall deliver:

(a)	evidence of issuance of the AnorTech Exchanged Shares registered in the name of Greenland Mines (or its nominee), bearing the legends contemplated by Article 5;

(b)	a certified copy of the directors’ resolutions authorizing this Agreement and the issuance of the AnorTech Exchanged Shares;

(c)	evidence of the conditional acceptance of the TSXV; and

(d)	the Lock-Up Agreements, duly executed by AnorTech;

3.3	Greenland Mines Deliveries. At Closing, Greenland Mines shall deliver:

(a)	evidence of issuance of the Greenland Mines Exchanged Shares registered in the name of AnorTech (or its nominee), bearing the legends contemplated by Article 5;

(b)	a certified copy of the resolutions of its board of directors authorizing this Agreement and the issuance of the Greenland Mines Exchanged Shares;

(c)	any forms or documents as required by the TSXV or any other regulatory body;

(d)	completed and duly executed Certification of U.S. Subscriber, in the form attached as Schedule A to this Agreement, which shall have been delivered concurrently with the execution and delivery of this Agreement, together with a certificate of Greenland Mines confirming that the representations and warranties contained therein remain true and correct as of the Closing Date;

(e)	in connection with any exercise of the Option, a further completed and duly executed Certification of U.S. Subscriber, in the form attached as Schedule A to this Agreement, delivered at or prior to the closing of the Option exercise in respect of the Option Shares; and

(f)	the Lock-Up Agreements, duly executed by Greenland Mines.

Article	4 — THE OPTION

4.1	Grant of Option. AnorTech hereby grants to Greenland Mines an irrevocable option (the “Option”), exercisable during the Option Period (defined below) by Greenland Mines in its sole and absolute discretion, to purchase an additional 25,168,669 Company Shares (the “Option Shares”) at a price per share equal to the greater of: (i) CAD$0.30, and (ii) the last closing price of the Company Shares on the TSXV prior to the delivery of the Notice of Exercise (as defined below) (the “Option Exercise Price”). For the avoidance of doubt, the Option may only be exercised in full and no partial exercise of the Option is permitted. The number of Option Shares subject to the Option shall be subject to proportionate adjustment in the event of a stock split, stock dividend or reorganization.

4.2	Payment of Option Exercise Price. Greenland Mines shall satisfy the aggregate Option Exercise Price via the issuance of newly issued shares of Greenland Mines common stock, valued at the VWAP calculated as at the trading day immediately preceding the closing date of the exercise of the Option, rounded down to the nearest whole share (the “Option Exercise Price Shares”). The Option Exercise Price Shares shall be subject to the restrictions in Article 5. To the extent any currency conversion is required for the purposes of this Section, such calculation shall be completed pursuant to Section 1.2.

4.3	Exercise of Option. The Option may be exercised by Greenland Mines delivering written notice to AnorTech (a “Notice of Exercise”). A Notice of Exercise must be received by AnorTech during the period commencing on the Closing Date and ending at 5:00 p.m. (Vancouver time) on the date that is six (6) months after the Closing Date (the “Option Period”). The Option expires unexercised if a Notice of Exercise is not received by AnorTech prior to the expiry of the Option Period. The closing of the Option exercise shall not occur unless:

(a)	at least 61 days have elapsed since the date on which the Notice of Exercise was received by AnorTech; and

(b)	to the extent required by the TSXV, each insider of Greenland Mines (as defined in the policies of the TSXV) has filed with the TSXV a personal information form in the form of Form 2A – Personal Information Form or, if applicable, a declaration in the form of Form 2C1 – Declaration, and has obtained approval or waiver thereof from the TSXV.

4.4	Completion of Option Exercise. If the Option is exercised, the purchase of the Option Shares shall close on the third (3rd) business day after the later of (i) satisfaction of the conditions specified in Section 4.3(a), and (ii) receipt of the Required Approvals for the Option exercise, applying Article 2, Article 3, Article 5, Article 6, and Article 7 mutatis mutandis (except that the consideration shall be determined under Section 4.2 and not by reference to a fixed number of shares of Greenland Mines common stock). The representations and warranties in Article 6 shall be deemed to have been restated as of the closing of the Option exercise.

4.5	Standstill. During the Option Period (the “Standstill Period”), Greenland Mines covenants and agrees that neither it nor any of its affiliates, nor any person acting jointly or in concert with Greenland Mines, will, directly or indirectly, without the prior written consent of AnorTech:

(a)	acquire or offer to acquire beneficial ownership of, or control or direction over, any shares of AnorTech common stock or any securities convertible into, exchangeable for, or carrying a right to acquire AnorTech common stock or;

(b)	make or enter into any agreement, commitment or understanding to acquire beneficial ownership of, or control or direction over, any AnorTech common stock or any securities convertible into, exchangeable for, or carrying a right to acquire AnorTech common stock; or

(c)	otherwise increase its beneficial ownership of, or control or direction over, any AnorTech common stock;

provided that nothing in this Section shall prohibit Greenland Mines from acquiring shares of AnorTech common stock pursuant to the exercise of the Option in accordance with the terms of this Agreement. If AnorTech consents to any acquisition by Greenland Mines, any of its affiliates, or any person acting jointly or in concert with Greenland Mines, of beneficial ownership of, or control or direction over, any shares of AnorTech common stock during the Standstill Period, the number of Option Shares available for purchase under the Option shall be automatically reduced, on a one-for-one basis, by the aggregate number of shares of AnorTech common stock so acquired, such that no shares of AnorTech common stock acquired during the Standstill Period shall be additive to the number of shares of AnorTech common stock available for purchase under the Option.

4.6	Regulatory Acknowledgement. The Parties acknowledge that exercise of the Option may result in Greenland Mines holding in the aggregate more than 10% of the Company Shares, resulting in Greenland Mines becoming an Insider (as defined under Canadian securities laws) of AnorTech. Greenland Mines acknowledges that it is bound by the provisions of Applicable Securities Laws which impose obligations on a person who becomes an Insider of an issuer, and that such obligations may include, but are not necessarily limited to, the filing of insider reports on the System for Electronic Disclosure by Insiders (SEDI); the filing of early warning reports; the filing of reports of acquisitions; and the filing of a Personal Information Form or similar document with the TSXV. The Parties further acknowledge that, following exercise of the Option, Greenland Mines may approach the 20% threshold at which Greenland Mines could be considered a “Control Person” under TSXV policy. Greenland Mines further acknowledges that it has been advised to consult its own legal advisors with respect to such obligations, and that it is solely responsible for complying with such obligations, and covenants and agrees with AnorTech that it will comply with all of such obligations, if applicable to Greenland Mines, in a timely manner, whether arising at or after the closing of the transactions contemplated in this Agreement.

Article	5 — RESALE RESTRICTIONS AND LOCK-UP

5.1	Lock-up of Greenland Mines Exchanged Shares. AnorTech agrees that the Greenland Mines Exchanged Shares are subject to the following contractual restrictions on resale, transfer, pledge or other disposition (the “Greenland Mines Share Lock-up”), provided that the Greenland Mines Share Lock-up shall automatically terminate and be of no further force or effect upon the occurrence of any of the following: (i) a change of control of Greenland Mines (being the acquisition by any person or group of more than 50% of the voting securities of Greenland Mines); (ii) the delisting of Greenland Mines common stock from the Nasdaq Capital Market (or any successor national securities exchange); or (iii) the commencement of a bona fide third-party tender offer or take-over bid for all of the outstanding shares of Greenland Mines common stock:

(a)	as to 6,200,000 Greenland Mines Exchanged Shares (one-half), for a period of twelve (12) months from the Closing Date; and

(b)	as to 6,200,000 Greenland Mines Exchanged Shares (one-half), for a period of twenty-four (24) months from the Closing Date.

5.2	Legends. Certificates or book-entry positions for the Greenland Mines Exchanged Shares may bear such legends as Greenland Mines and its transfer agent reasonably require to give effect to the Greenland Mines Shares Lock-up and to applicable United States securities laws, including a legend reflecting that the Greenland Mines Exchanged Shares are “restricted securities” issued in reliance on an exemption from registration under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”).

5.3	AnorTech Exchanged Shares Lock-up. Greenland Mines covenants and agrees that it shall not sell, transfer, assign, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of the AnorTech Exchanged Shares for a period of sixty (60) months from the date of their issuance (the “AnorTech Exchanged Shares Lock-up”); provided that the AnorTech Share Lock-up shall automatically terminate and be of no further force or effect upon the occurrence of any of the following: (i) a change of control of AnorTech (being the acquisition by any person or group of more than 50% of the voting securities of AnorTech); (ii) the delisting of AnorTech common stock from the TSXV (or any successor national securities exchange); or (iii) the commencement of a bona fide third-party tender offer or take-over bid for all of the outstanding shares of AnorTech common stock. In addition, Greenland Mines acknowledges that the AnorTech Exchanged Shares are subject to a statutory hold period of four (4) months and one day from the date of issuance under applicable Canadian securities laws and TSXV policy. The AnorTech Exchanged Shares may bear legends reflecting both the AnorTech Exchanged Shares Lock-up and the statutory hold period. For greater certainty, the 60-month AnorTech Exchanged Shares Lock-up applies whether or not the statutory hold period has expired. Greenland Mines further acknowledges that the certificates representing the AnorTech Exchanged Shares will be endorsed with the legends contemplated by the Certification of U.S. Subscriber attached hereto as Schedule A.

5.4	Application to Option Shares. The restrictions in this Article 5 apply to the Option as follows: (a) the Option Exercise Price Shares issued under Section 4.2 are subject to the Greenland Mines Share Lock-up, with one-half restricted for twelve (12) months and one-half restricted for twenty-four (24) months, in each case measured from the closing date of the Option Exercise (and if the number of such Option Exercise Price Shares is odd, the additional share shall fall within the 24-month shares); and (b) the Option Shares acquired by Greenland Mines in the Option Exercise are subject to the 60-month AnorTech Exchanged Shares Lock-up and the statutory and U.S. hold period described in Section 5.3, measured from their date of issuance.

Article	6 — REPRESENTATIONS, WARRANTIES, AND COVENANTS

6.1	Mutual Representations. Each Party represents and warrants to the other, as of the Effective Date and as of the date of Closing, that: (a) it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation; (b) it has the corporate power and authority to enter into and perform this Agreement; (c) this Agreement has been duly authorized, executed and delivered and is enforceable against it in accordance with its terms, subject to customary qualifications; and (d) the execution and performance of this Agreement do not violate its constating documents or any law or material agreement applicable to it.

6.2	AnorTech Representations. AnorTech represents and warrants to Greenland Mines, as of the Effective Date and as of the date of Closing, that:

(a)	when issued at Closing, the AnorTech Exchanged Shares will be validly issued, fully paid and non-assessable;

(b)	the AnorTech Exchanged Shares are listed and posted for trading on the TSXV;

(c)	it is in good standing with, and is not in violation of any continuing listing requirements of, the TSXV, and AnorTech has not received any notice of delisting, deficiency, inquiry or similar proceeding from the TSXV that remains unresolved or that could reasonably be expected to result in the suspension of trading or the delisting from the TSXV;

(d)	no order ceasing or suspending trading in securities of AnorTech nor prohibiting the sale of shares of AnorTech has been issued and remains outstanding against AnorTech and, to the best of its knowledge, no investigations or proceedings for such purposes are pending or have been threatened;

(e)	it is acquiring the Greenland Mines Exchanged Shares as principal for investment and not with a view to distribution;

(f)	it is aware and accepts that the Greenland Mines Exchanged Shares have not been and will not be registered under the U.S. Securities Act, or the securities laws of any state of the United States and, subject to certain exemptions, may not be offered or sold in the United States or to, or for the account or benefit of, any U.S. Person;

(g)	it is in compliance in all material respects with all Applicable Securities Laws; and

(h)	a total of 181,642,538 shares of AnorTech common stock are issued and outstanding as at the Effective Date.

6.3	Greenland Mines Representations. Greenland Mines represents and warrants to AnorTech, as of the Effective Date and as of the date of Closing, that:

(a)	when issued at Closing, the Greenland Mines Exchanged Shares will be validly issued, fully paid and non-assessable;

(b)	the Greenland Mines Exchanged Shares are of a class listed and posted for trading on the Nasdaq Capital Market; a total of 123,129,260 shares of Greenland Mines common stock are issued and outstanding as at the Effective Date;

(c)	it is in good standing with, and is not in violation of any continuing listing requirements of, Nasdaq, and Greenland Mines has not received any notice of delisting, deficiency, inquiry or similar proceeding from Nasdaq that remains unresolved or that could reasonably be expected to result in the suspension of trading of or the delisting from Nasdaq;

(d)	no order ceasing or suspending trading in securities of Greenland Mines nor prohibiting the sale of securities has been issued and remains outstanding against Greenland Mines and, to the best of its knowledge, no investigations or proceedings for such purposes are pending or have been threatened;

(e)	it is in compliance in all material respects with all Applicable Securities Laws, including all reporting and filing requirements under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”); it is, and has been for at least ninety (90) days prior to the Effective Date, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and has timely filed all reports required to be filed thereunder; and it is not, and has not at any time been, an issuer described in Rule 144(i)(1) under the U.S. Securities Act (a “shell company”);

(f)	it is acquiring the AnorTech Exchanged Shares as principal for investment and not with a view to distribution in violation of Applicable Securities Laws;

(g)	as of the Effective Date, neither Greenland Mines nor any of its affiliates holds, directly or indirectly, any shares of AnorTech common stock or any securities convertible into or exchangeable for AnorTech common stock;

(h)	the issuance of the Greenland Mines Exchanged Shares contemplated hereunder does not require the approval of Nasdaq or the shareholders of Greenland Mines, and Greenland Mines has filed with Nasdaq the listing of additional shares application (or equivalent notification) in respect of the Greenland Mines Exchanged Shares; and

(i)	it is aware and accepts that the AnorTech Exchanged Shares have not been and will not be registered under the U.S. Securities Act, or the securities laws of any state of the United States and are being issued in reliance on an exemption from registration under the U.S. Securities Act, including Rule 506(b) of Regulation D and/or Section 4(a)(2) thereof, and that, subject to certain exemptions, such shares may not be offered or sold in the United States or to, or for the account or benefit of, any U.S. Person. Greenland Mines acknowledges and agrees that (i) certificates or book-entry positions representing the AnorTech Exchanged Shares and any Option Shares will bear a U.S. restrictive legend as set out in Schedule A hereto, and (ii) AnorTech may make a notation in its books and give instructions to its transfer agent in order to implement the restrictions on transfer contemplated by this Agreement and the Certification of U.S. Subscriber.

6.4	Survival. The representations and warranties in Sections 6.2 and 6.3 survive Closing for a period of 18 months; provided that the representations and warranties in Sections 6.3(e) shall survive Closing and continue in full force and effect until such time as neither AnorTech nor any of its affiliates holds any Greenland Mines Exchanged Shares.

6.5	AnorTech Covenants. For so long as Greenland Mines or any of its affiliates holds any AnorTech Exchanged Shares, AnorTech shall (A) remain subject to, and timely comply with, all applicable reporting and filing requirements under Canadian securities laws, and (B) use commercially reasonable efforts to maintain the listing of its common stock on the TSXV (or a successor securities exchange).

6.6	Greenland Mines Covenants. For so long as AnorTech or any of its affiliates holds any Greenland Mines Exchanged Shares, Greenland Mines shall (A) remain subject to, and timely comply with, all reporting and filing requirements under Section 13 or 15(d) of the Exchange Act, (B) use commercially reasonable efforts to maintain the listing of its common stock on the Nasdaq Capital Market (or a successor national securities exchange), and (C) not take any action that would cause it to become a “shell company” as described in Rule 144(i)(1) under the U.S. Securities Act, in each case so as to permit resales of such shares pursuant to Rule 144 under the U.S. Securities Act.

Article	7 — CONDITIONS PRECEDENT

7.1	Mutual Conditions. The obligations of the Parties hereunder are subject to: (a) receipt of the Required Approvals, including TSXV conditional acceptance; (b) the absence of any law or order prohibiting the transaction; (c) the representations and warranties of the other Party being true and correct in all material respects as of the Closing Date; and (d) no material adverse change having occurred in respect of the other Party since the Effective Date, including, in the case of Greenland Mines, the continued listing of its common stock on the Nasdaq Capital Market and its continued status as a reporting company under the Exchange Act.

7.2	Regulatory Cooperation. Each Party shall use commercially reasonable efforts to obtain the Required Approvals, including any approval of the TSXV, Nasdaq, or any other applicable stock exchange, any shareholder approval, board approval, or other corporate authorization required under Applicable Securities Laws, the rules of any applicable stock exchange, or such Party’s constating documents, and to make all filings required under Applicable Securities Laws, including any filing required of Greenland Mines under U.S. federal securities laws and Nasdaq rules and any early-warning or insider reporting required under Canadian securities laws.

Article	8 — TERMINATION

8.1	Termination. This Agreement may be terminated prior to Closing: (a) by mutual written consent; or (b) by either Party if Closing has not occurred by June 30, 2026, provided the terminating Party is not then in material breach. Upon termination, all obligations of the Parties under this Agreement shall terminate, except that (i) Article 9 shall survive any such termination, (ii) termination shall not release either Party from any liability for breach of this Agreement occurring prior to termination, and (iii) no termination shall affect any accrued rights or obligations of the Parties.

Article	9 — GENERAL PROVISIONS

9.1	Governing Law. This Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and the Parties attorn to the non-exclusive jurisdiction of the courts of that jurisdiction.

9.2	Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to its subject matter and supersedes all prior agreements and understandings.

9.3	Indemnity. Each Party (an “Indemnifying Party”) agrees to indemnify and hold harmless the other Party and its directors, officers, employees, agents, advisers and shareholders (collectively, the “Indemnified Parties”) from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Indemnifying Party contained herein or in any document furnished by the Indemnifying Party to the other Party in connection herewith being untrue in any material respect or any breach or failure by the Indemnifying Party to comply with any covenant or agreement made by the Indemnifying Party herein or in any document furnished by the Indemnifying Party to the other Party in connection herewith. Notwithstanding the foregoing, (a) neither Party shall be liable for any indirect, consequential, punitive or speculative damages; and (b) each Party’s aggregate liability under this Agreement shall not exceed the greater of (i) the fair market value of the Greenland Mines Exchanged Shares, and (ii) the fair market value of the AnorTech Exchanged Shares, in each case determined as at the Closing Date. The limitations in this section shall not apply to claims arising from fraud or wilful misconduct.

9.4	Amendment and Waiver. No amendment or waiver is effective unless in writing and signed by both Parties.

9.5	Assignment. Neither Party may assign this Agreement without the prior written consent of the other.

9.6	Notices. Notices must be in writing and delivered to the addresses on the first page (or such other address as a Party designates), and are deemed received on delivery or, if by email, on confirmation of transmission.

9.7	Further Assurances. Each Party shall execute such further documents and take such further actions as may be reasonably required to give effect to this Agreement.

9.8	Counterparts. This Agreement may be executed in counterparts and delivered electronically, each of which is an original and all of which together constitute one agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

GREENLAND MINES LTD		ANORTECH INC.

/s/ Jeff LeBlanc		/s/ Jim Cambon
Per:	Jeff LeBlanc	Per:	Jim Cambon
Title:	Chief Financial Officer	Title:	President
I have authority to bind the corporation.		I have authority to bind the corporation.

Schedule A

Certification of U.S. Subscriber

TO: ANORTECH INC. (the “Issuer”)

RE: SUBSCRIPTION FOR SECURITIES OF THE ISSUER

Capitalized terms not specifically defined in this certification have the meaning ascribed to them in the Share Exchange Agreement to which this Schedule A is attached. In the event of a conflict between the terms of this certification and such Share Exchange Agreement, the terms of this certification shall prevail.

In addition to the covenants, representations and warranties contained in the Share Exchange Agreement to which this Schedule A is attached, the undersigned covenants, represents and warrants to the Issuer that:

(a)	It is (i) an entity incorporated under the laws of the State of Delaware and (ii) authorized to consummate the purchase of the [AnorTech Exchanged Shares/ Option Shares] (collectively, the “Acquired Shares”).

(b)	It has such knowledge, skill and experience in financial, investment and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares and it is able to bear the economic risk of loss of its entire investment. To the extent necessary, Greenland Mines has retained, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of the Share Exchange Agreement and owning the Acquired Shares.

(c)	Greenland Mines is: (a) a corporation duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite legal and corporate power and authority to execute and deliver the Share Exchange Agreement and this Schedule A, to acquire the Acquired Shares as contemplated herein and to carry out and perform its obligations under the terms of the Share Exchange Agreement and the individual signing the Share Exchange Agreement has been duly authorized to execute and deliver the Share Exchange Agreement.

(d)	The execution and delivery of the Share Exchange Agreement and the performance and compliance with the terms thereof will not result in any breach of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time or both would constitute a default under, any term or provision of any organizational documents, by-laws or resolutions of Greenland Mines or any indenture, contract, agreement (whether written or oral), instrument or other document to which Greenland Mines is a party or subject, or any judgment, decree, order, statute, rule or regulation applicable to Greenland Mines.

(e)	The Share Exchange Agreement has been duly and validly authorized, executed and delivered by, and upon acceptance by the Issuer constitutes a legal, valid, binding and enforceable obligation of.

(f)	The Issuer has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and it has had access to such information concerning the Issuer as it has considered necessary or appropriate in connection with its investment decision to acquire the Acquired Shares, including access to the Issuer’s public filings available on the Internet at www.sedarplus.ca, and that any answers to questions and any request for information have been complied with to Greenland Mine’s satisfaction.

(g)	It is acquiring the Acquired Shares for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Acquired Shares in violation of the United States securities laws and it acknowledges that the exemption from registration under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and applicable securities laws of any state of the United States depends, among other things, upon the bona fide nature of the investment intent expressed herein.

(h)	It understands that (i) the Acquired Shares have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States and will be “restricted securities”, as defined in Rule 144 under the U.S. Securities Act; (ii) the offer and sale of Acquired Shares contemplated hereby is being made in reliance on an exemption from such registration requirements in reliance on Rule 506(b) of Regulation D under the U.S. Securities Act and/or Section 4(a)(2) of the U.S. Securities Act; and (iii) subject to certain exceptions provided under the U.S. Securities Act, the Acquired Shares may not be transferred or exercised unless such Acquired Shares are registered under the U.S. Securities Act and any applicable state securities laws, or unless an exemption from such registration requirements is available.

(i)	Greenland Mines is, an “accredited investor” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act by virtue of meeting one of the following criteria (please indicate by an “X” the criteria the Greenland Mines meets).

1. Initials _______	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended; an investment adviser registered pursuant to Section 203 of the United States Investment Advisers Act of 1940 or registered pursuant to the laws of a state; an investment adviser relying on the exemption from registering with the Securities and Exchange Commission under Section 203(l) or (m) of the United States Investment Advisers Act of 1940; an insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; an investment company registered under the United States Investment Company Act of 1940; a business development company as defined in Section 2(a)(48) of the United States Investment Company Act of 1940; a small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958; any Rural Business Investment Company as defined in Section 384A of the United States Consolidated Farm and Rural Development Act; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of U.S.$5,000,000; or an employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of U.S.$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are “accredited investors” (as such term is defined in Rule 501 under the U.S. Securities Act); or
2. Initials _______	a private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or
3. Initials _______	an organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, a partnership or a limited liability company, not formed for the specific purpose of acquiring the Securities, with total assets in excess of U.S.$5,000,000; or
4. Initials _______	a director or executive officer of the Issuer; or
5. Initials _______	a natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, at the time of purchase exceeds U.S.$1,000,000; provided, however, that (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability; or
6. Initials _______	a natural person who had an individual income in excess of U.S.$200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of U.S.$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or
7. Initials _______	a trust, with total assets in excess of U.S.$5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the U.S. Securities Act; or
8. Initials _______	an entity in which all of the equity owners are “accredited investors” (as such term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act); or

9. Initials _______	an entity of a type not listed in Category 1, 2, 3, 7 or 8 above, owning investments in excess of U.S.$5,000,000 that is not formed for the specific purpose of acquiring the Securities; or
10. Initials _______	a natural person that holds one of the following licenses in good standing: General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65); or
11. Initials _______	a “family office,” as defined in Rule 202(a)(11)(G)-1 under the United States Investment Advisers Act of 1940: (i) with assets under management in excess of U.S.$5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or
12. Initials _______	a “family client,” as defined in Rule 202(a)(11)(G)-1 under the United States Investment Advisers Act of 1940, of a family office meeting the requirements in Category 11 above and whose prospective investment in the issuer is directed by such family office pursuant to (iii) of Category 11 above.

(j)	Greenland Mines has not purchased the Acquired Shares as a result of any form of general solicitation or general advertising (as those terms are used in Regulation D under the U.S. Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or the Internet or broadcast over radio or television, or other form of telecommunications, including electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(k)	If Greenland Mines decides to offer, sell or otherwise transfer any of the Acquired Shares, it will not offer, sell or otherwise transfer any of such Acquired Shares directly or indirectly, unless:

(i)	the sale is to the Issuer;

(ii)	the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(iii)	the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or “blue sky” laws; or

(iv)	the Acquired Shares are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and, in the case of each of (iii) and (iv) it has prior to such sale furnished to the Issuer an opinion of counsel reasonably satisfactory to the Issuer stating that such transaction is exempt from registration under applicable securities laws and that the legends referred to in paragraph (l) below may be removed.

(l)	It understands and agrees that the Acquired Shares may not be acquired in the United States by or on behalf of a U.S. Person or a person in the United States unless registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration requirements is available.

(m)	It acknowledges that it has not purchased the Acquired Shares as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the Acquired Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Acquired Shares.

(n)	The certificates representing the Acquired Shares, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws, will bear, on the face of such certificate, the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF ANORTECH INC. (THE “COMPANY”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT.

THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT “GOOD DELIVERY” OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.”

provided, that if any Acquired Shares issued at a time when the Issuer is a “foreign issuer” as defined in Regulation S are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S , the legend set forth above may be removed by providing an executed declaration to the registrar and transfer agent of the Issuer, in substantially the form set forth as Appendix A attached hereto (or in such other forms as the Issuer may prescribe from time to time) and, if requested by the Issuer or the transfer agent, an opinion of counsel of recognized standing in form and substance satisfactory to the Issuer and the transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S; and provided, further, that, if any Acquired Shares are being sold otherwise than in accordance with Regulation S and other than to the Issuer, the legend may be removed by delivery to the registrar and transfer agent and the Issuer of an opinion of counsel, of recognized standing reasonably satisfactory to the Issuer, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

(o)	It understands and agrees that there may be material tax consequences to Greenland Mines of an acquisition or disposition of any of the Acquired Shares. The Issuer gives no opinion and makes no representation with respect to the tax consequences to Greenland Mines under United States, state, local or foreign tax law of the undersigned’s acquisition, disposition or exercise of such Acquired Shares; in particular, no determination has been made whether the Issuer will be a “passive foreign investment company” within the meaning of Section 1297 of the United States Internal Revenue Code.

(p)	It understands and acknowledges that the Issuer is incorporated outside the United States and certain of its properties are located outside the United States. Consequently, it may be difficult to provide service of process on the Issuer and it may be difficult to enforce any judgment against the Issuer.

(q)	It understands that (i) the Issuer may be deemed to be an issuer that is, or that has been at any time previously, an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents (a “Shell Company”), (ii) if the Issuer is deemed to be, or to have been at any time previously, a Shell Company, Rule 144 under the U.S. Securities Act may not be available for resales of the Acquired Shares and (iii) the Issuer is not obligated to make Rule 144 under the U.S. Securities Act available for resales of the Acquired Shares.

(r)	It understands and agrees that the financial statements of the Issuer have been prepared in accordance with International Financial Reporting Standards and therefore may be materially different from financial statements prepared under U.S. generally accepted accounting principles and therefore may not be comparable to financial statements of United States companies.

(s)	It consents to the Issuer making a notation on its records or giving instructions to any transfer agent of the Issuer in order to implement the restrictions on transfer set forth and described in this certification and this Agreement.

(t)	It understands that the Acquired Shares are “restricted securities” under applicable federal securities laws and that the U.S. Securities Act and the rules of the United States Securities and Exchange Commission (the “SEC”) provide in substance that Greenland Mines may dispose of the Acquired Shares only pursuant to an effective registration statement under the U.S. Securities Act or an exemption or exclusion therefrom, and Greenland Mines understands that the Issuer has no obligation to register any of the Acquired Shares or to take action so as to permit sales pursuant to the U.S. Securities Act (including Rule 144 thereunder). Accordingly, Greenland Mines understands that absent registration, under the rules of the SEC, Greenland Mines may be required to hold the Acquired Shares indefinitely or to transfer the Acquired Shares in transactions which are exempt from registration under the U.S. Securities Act, in which event the transferee will acquire “restricted securities” subject to the same limitations as in the hands of Greenland Mines. As a consequence, Greenland Mines understands that it must bear the economic risks of the investment in the Acquired Shares for an indefinite period of time.

(u)	It has no intention to distribute, and shall not transfer, either directly or indirectly any of the Acquired Shares to any person within the United States or to U.S. persons except pursuant to an effective registration statement under the U.S. Securities Act, or an exemption therefrom.

Dated _______________.

X
Authorized signatory
Greenland Mines Ltd.

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Appendix A to

CERTIFICATION OF U.S. SUBSCRIBER

Form of Declaration for Removal of Legend

TO: AnorTech Inc. (the “Corporation”)

TO: Registrar and transfer agent for the shares of the Corporation

The undersigned (A) acknowledges that the sale of the securities of the Corporation to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (B) certifies that (1) the undersigned is not an “affiliate” of the Corporation (as that term is defined in Rule 405 under the U.S. Securities Act); (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the TSX Venture Exchange, the Toronto Stock Exchange or a “designated offshore securities market” as defined in Regulation S and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such Securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the Securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U. S. Securities Act); (5) the seller does not intend to replace such Securities with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U. S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated _______________ 20__.

X
Signature of individual (if Purchaser is an individual)

X
Authorized signatory (if Purchaser is not an individual)

Name of Purchaser (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Affirmation by Seller’s Broker-Dealer

(Required for sales pursuant to Section (B)(2)(b) above)

We have read the foregoing representations of our customer, _________________________ (the “Seller”) dated _______________________, with regard to the sale, for such Seller’s account, of the _________________ represented by certificate number ______________ of the Corporation described therein, and we hereby affirm that, to the best of our knowledge and belief, the facts set forth therein are full, true and correct.

Name of Firm:

Name of Firm

By:
Authorized Officer

Dated: